JIMMY C.H. CHEUNG & CO.
Certified Public Accountants
Members of Kreston International

Registered with the Public Company
Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD OF DIRECTORS
CHINA NORTH EAST PETROLEUM HOLDINGS LIMITED

We hereby consent to the use in this Registration Statement of China North East Petroleum Holdings Limited on Amendment No.4 to Form S-1 dated August 20, 2008 of our report dated March 3, 2008 of China North East Petroleum Holdings Limited for the years ended December 31, 2007 and 2006.

We also consent to the reference to our firm under the caption "Experts" included in this Registration Statement.

JIMMY C.H. CHEUNG & CO.
Certified Public Accountants

Hong Kong

August 20, 2008

1607 Dominion Centre, 43 Queen's Road East, Wanchai, Hong Kong
Telephone : (852) 25295500 Fax: (852) 28651067
Email : jimmycheung@jimmycheungco.com
Website : http://www.jimmycheungco.com